Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 30, 2020, relating to the financial statements and financial statement schedule of Comcast Corporation, and the effectiveness of Comcast Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

July 10, 2020